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CUSIP NO. 894081 10 8                                          Page  78  of  87
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                                  EXHIBIT VIII

                                                               FORM OF AGREEMENT


                           HYPERION PARTNERS II L.P.

                               Security Agreement

                          Dated as of August 15, 1995


                              THE BANK OF NEW YORK (the "Secured Party") and
HYPERION PARTNERS II L.P. (the "Debtor"), hereby agree as follows:

          WHEREAS, Debtor and Secured Party entered into a Secured Credit Agreement dated as of August 15, 1995 (as amended from time to time, the "Credit Agreement"), pursuant to which the Secured Party has committed to extend to the Debtor, and the Debtor may obtain from the Secured Party, credit in the form of Loans in the aggregate principal amount not to exceed the amount specified therein (the "Commitment"), and Debtor has executed and delivered to the Secured Party a promissory note dated as of August 15, 1995 in the aggregate principal amount of the Commitment bearing interest as set forth in the Credit Agreement (as amended or substituted from time to time, the "Note"). This Agreement, the Credit Agreement, the Note, and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing, the "Loan Documents". All debts, liabilities and obligations evidenced by or arising hereunder or by or under any of the Loan Documents, including any extensions, renewals, refinancing or changes in form thereof, are hereinafter referred to as the "Obligations"; other terms used but not defined herein that are defined in the Credit Agreement are used with the meanings there ascribed to them;

          WHEREAS, as security for the Obligations, Debtor has agreed to collaterally assign, grant and set over to Secured Party, and the Secured Party shall have a security interest in and to, all of Debtor's right, title and interest in and to the Collateral (as defined below).

          NOW THEREFORE, the parties hereto agree as follows:

          1. As security for the timely payment and performance of the Obligations, Debtor does hereby collaterally assign, grant, and set over to Secured Party, and Secured Party shall have a security interest in and to, all of Debtor's right, title and interest in and to the following (collectively, the
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CUSIP NO. 894081 10 8                                         Page  79  of  87
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"Collateral"):  (i) the Pledged Capital Commitments, (ii) the Certificate of
Deposit, (iii) the Pledged Account, together with all instruments, money or other property held therein or credited thereto, (iv) the Pledged Instruments and (v) all proceeds of any of the foregoing, including but not limited to all amounts which are withheld by the Debtor (whether by right of set-off or otherwise) from amounts that otherwise would have been payable by the Debtor (whether under the Borrower's Partnership Agreement or otherwise) and which are applied to reduce amounts payable to the Debtor in respect of any Pledged Capital Commitments. The Debtor agrees that the security interest granted hereunder, shall at all times be valid, perfected and enforceable against the Debtor and all third parties, in accordance with the terms hereof and thereof, as security for the Obligations, and that the Collateral shall not at any time be subject to any lien or security interest that is prior to, on a parity with or junior to such security interest.

          2. At any time and from time to time, upon the request of Secured Party, Debtor will give, execute, file and/or record any notice, financing statement, continuation statement, instrument, document or agreement that Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or which Secured Party may consider necessary or desirable to exercise or enforce its rights hereunder with respect to such interest. Without limiting the generality of the foregoing, Secured Party is authorized to file, with respect to the Collateral, one or more financing statements, continuation statements or other documents without the signature of Debtor and to name therein Debtor as debtor and Secured Party as secured party, or to correct or complete, or caused to be corrected or completed any financing statements, continuation statements or other such documents as have been signed by Debtor and/or have been filed naming Debtor as debtor and Secured Party as secured party. The Debtor hereby (i) agrees that each Pledged Instrument will be held through The Bank of New York as a financial intermediary (as defined in the Uniform Commercial Code as in effect in the State of New York) and (ii) authorizes The Bank of New York to mark its books and records so as to identify such Pledged Instrument as subject to the security interest of the Secured Party hereunder and to confirm such pledge by notice to the Secured Party.

          3. Debtor represents (a) that all information provided in the Questionnaire, attached hereto as Schedule B, is true and complete in all material respects and contains no material misrepresentations or omissions; (b) that, as of the date hereof, it has full right, title and interest to the entire Unused Capital Commitment pursuant to the terms and conditions of the Borrower's Partnership Agreement free and clear of all liens
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CUSIP NO. 894081 10 8                                         Page  80  of  87
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and encumbrances and, thereafter, it is in compliance with the fifth sentence of paragraph 3; and (c) that the Pledged Capital Commitments are fully assignable, to the extent purported to be assigned hereunder, by the Debtor and, upon the effectiveness of this Agreement shall constitute legal, valid, binding and enforceable obligations of the Limited Partners under all circumstances subject to no enforceable right of off-set, defense or counterclaim of any kind. Debtor shall maintain its chief executive office, and if different from its chief executive office, each office where books and records relating to the Collateral are kept only at, and shall keep such books and records only at or in transit to, (x) a location specified therefor in the Questionnaire (attached as Schedule
                                                                        --------
B) or (y) a location that (A) is within one of the 50 states of the United
- -
States (other than the State of Louisiana) or the District of Columbia, and (B) with respect to the Collateral and the security interest therein, conforms to the requirements of the last sentence of Section 1, and (C) the Secured Party has approved in writing. Debtor shall not change its name or organizational structure without giving the Secured Party 60 days' prior written notice.
Debtor shall (a) at all times be the owner of the Collateral free from any right, title or interest in any third party and defend the Collateral against the claims and demands of all third parties, and (b) take all action and obtain all consents and government approvals required so that its Obligations with respect to the Collateral will at all times be legal, valid, binding and enforceable in accordance with the terms of the Loan Documents. Debtor or the general partner of the Debtor, Hyperion Ventures II L.P. (the "General Partner") shall, at any time during the period when any Obligations remain outstanding,
(x) not allow the excess of the aggregate Unused Capital Commitments of the Limited Partners over the liabilities of the Limited Partners referred to under
Section 3.4.1 of the Borrower's Partnership Agreement (other than such liabilities with respect to the principal and accrued interest under the Credit Agreement), to be less than two hundred percent (200%) of the Commitment and (y) keep free from any Lien (other than the Liens of the security interest hereunder) an amount of the aggregate Unused Capital Commitments equal to at least two hundred percent (200%) of the Commitment. Debtor has delivered to Secured Party prior to the first borrowing under the Credit Agreement (i) the Certificate of Deposit, together with an assignment thereof, and/or Eligible Pledged Instruments, in each case in the amounts set forth on Schedule A, and
(ii) duly authorized and signed draw requests, in the form of Schedule C,
                                                              ----------
addressed to each Limited Partner (other than                         ) in the
aggregate amount of, when added to the instruments specified in clause (i), $13,000,000. The Debtor hereby authorizes the Secured Party, in accordance with the terms of paragraph 6 of this Security
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CUSIP NO. 894081 10 8                                         Page  81  of  87
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Agreement, to date and deliver each of the draw requests specified in clause
(ii) of the immediately preceding sentence (or any substitutes therefor or additions thereto delivered in connection with a Permitted Partnership Transfer or a Permitted Partnership Admission) to the General and Limited Partners of the Debtor on behalf of the Debtor upon an Event of Default (as defined below). Secured Party shall notify Debtor of its mailing of such notices no later than the date on which Secured Party sends such notices. In the event the term of the Certificate of Deposit expires or any Eligible Pledged Instrument matures prior to the Termination Date, Debtor shall (x) renew such Certificate of Deposit for a term or terms, in its discretion, not to exceed the period remaining between the date of expiration and the Termination Date and/or (y) deposit additional Eligible Pledged Instruments in the Pledged Account, in an aggregate amount for all such Certificates of Deposit and Eligible Pledged Instruments equal to $562,009. So long as no Event of Default has occurred and is continuing, interest on the Certificate of Deposit shall be paid to Debtor or its designee from time to time as earned.

          4. (a) Debtor further represents that the General Partner is vested with full, exclusive and complete right, power and discretion to operate, manage and control the affairs and business of the Debtor including the right to borrow money or guarantee loans to the extent permitted by Section 5.1.2 of the Borrower's Partnership Agreement and to secure such borrowing with Debtor's assets, including an assignment by Debtor of its right to receive the Unused Capital Commitments from time to time of all of its partners, in accordance with such Section;

          (b) Debtor hereby agrees not to set-off against any Partner's Pledged Capital Commitment any amounts owed to such Partner by or on behalf of the Debtor; and

          (c) Debtor further represents and warrants that, as of the date hereof, there are no outstanding and unpaid notices of the kind contemplated by clause (x), (y) and (z) of Section 3.3.1(a), or clause (d) of Section 3.5, of the Borrower's Partnership Agreement, and hereby agrees to deliver to the Secured Party a copy of each such notice now or hereafter delivered to any Limited Partner, together with the certificate of any officer of the general partner of the General Partner, dated as of the date of such notice, listing each Partner and stating (i) the amounts of each Partner's, and the aggregate,
(A) Capital Commitment; (B) Unused Capital Commitment and (C) Pledged Capital Commitment; and (ii) the calculations used in computing the absence of an Event of Default under Section 5(b), to be delivered to the Secured Party simultaneously with delivery of such notice to such Partner; and
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CUSIP NO. 894081 10 8                                         Page  82  of  87
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          (d) Debtor and the General Partner further represent that no action has been taken or, to the best of their knowledge, is contemplated to be taken, by any general or limited partner of the Debtor, to dissolve or liquidate the Debtor, and the General Partner hereby agrees to take no such action so long as any Obligations remain outstanding hereunder.

          (e) In addition to any other representations or warranties made in the Loan Documents, the Debtor hereby represents and warrants as follows (each such representation and warranty being a representation and warranty made in the Loan Documents):

          (i) No filing, recording, refiling or rerecording is necessary to perfect the security interest in the Pledged Capital Commitments, other than the filing of the four UCC-1 financing statements, copies of which are hereto attached as Schedules D (1-4);

          (ii) Upon the filing of such UCC-1 statements, its taking possession of the Certificate of Deposit and the marking of the books and records of the Bank as contemplated in the last sentence of Section 2 above, the Secured Party shall have a perfected security interest in the Collateral and the Collateral is and will be free of any other security interest, lien or other encumbrance that is prior to, on parity with or subordinate to the security interest granted under the Security Agreement; and

          (iii) No Loan Party nor any affiliate thereof is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940.

          5. Each of the following shall constitute an event of default ("Event of Default") hereunder: (a) an Event of Default under the Credit Agreement; (b) if a notice contemplated by clause (x), (y) and (z) of Section 3.3.1(a), or clause (d) of Section 3.5, of the Borrower's Partnership Agreement is issued, which, when aggregated with the payments contemplated by all other such notices actually issued, would, if paid, cause the excess of the aggregate Unused Capital Commitments (as defined in Section 3.3.4 of the Borrower's Partnership Agreement) of the Limited Partners, over the aggregate liabilities of the Limited Partners referred to under clause (iii) of Section 3.4.1 of the Borrower's Partnership Agreement (other than such liability with respect to principal and accrued interest under the Credit Agreement), to be less than two hundred percent (200%) of the outstanding unpaid principal plus accrued and unpaid interest due under the Credit Agreement; or (c) a violation of the fifth sentence of paragraph 3.
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CUSIP NO. 894081 10 8                                         Page  83  of  87
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          6.  If an Event of Default shall occur, then all Obligations shall become immediately due and payable and Secured Party may avail itself of all rights and remedies granted to a secured party under the Uniform Commercial Code as in force and effect in the State of New York. Without limiting the foregoing, upon an Event of Default, Secured Party shall have the right, either
(a) to date and deliver, on behalf of the General Partner, notice in the form of Schedule C hereto (such notice having been executed in blank by the General Partner and delivered herewith), or (b) to cause Debtor to deliver the written notice contemplated by clause (z) of Section 3.3.1(a) of the Borrower's Partnership Agreement and, if, as of the close of the tenth day immediately following the delivery of such notice, the outstanding Obligations shall not have been paid in full, for whatever reason, including but not limited to the default of any Limited Partner with respect to the payment of its Pledged Capital Commitment, then, the General Partner shall (i) in the event of a defaulting Limited Partner, immediately deliver the notice of default contemplated by Section 3.5 of the Partnership Agreement and, if, within five days thereafter, such defaulting Partner shall not make payment in full, immediately deliver to the remaining Partners the notice contemplated by clause
(d) of Section 3.5 of the Partnership Agreement; or (ii) in the event of no defaulting Partner, immediately deliver a new notice under clause (z) of Section 3.3.1(a) of the Borrower's Partnership Agreement. The Debtor hereby represents that the notices referred to in clause (a) of this Section 6, as executed and delivered herewith, when delivered by the Secured Party to the Partners in accordance with such clause (a)(i), shall have the full force and effect of, and shall be binding upon and enforceable against the Partners to the same extent as, a valid and enforceable notice delivered by the General Partner pursuant to clause (z) of Section 3.3.1(a) of the Borrower's Partnership Agreement. Debtor shall be liable for reasonable attorneys' fees and legal expenses and other costs of collection, if any, incurred by Secured Party in enforcing any of its rights or remedies under this Agreement.

          7. Failure of the Secured Party to exercise any right or remedy under this Agreement or any other Loan Documents, or otherwise, or delay by Secured Party in exercising same, will not operate as a waiver thereof. No waiver by Secured Party will be effective unless and until it is in writing and signed by Secured Party. Secured Party shall have no obligation to resort to the Collateral or any other security which is or may become available to it; provided, however, that Secured Party shall have recourse only against Debtor and shall have no recourse for the payment of any of the Obligations or for any claim based hereon or on the Note (including, without limitation, all covenants, representations and warranties contained herein or therein)
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CUSIP NO. 894081 10 8                                         Page  84  of  87
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against the General Partner or any of the Limited Partners other than recourse to the Collateral or any other collateral which is or may be available to it.

          8. This Agreement and any amendments or replacements hereof and thereof, and the legality, validity and performance of the terms hereof and thereof, shall be governed by and enforced, determined and construed in all respects in accordance with the internal laws of the State of New York without regard to its conflict of laws rules.

          9. This Agreement and any amendments hereof or replacements hereof and, the rights, powers and duties set forth herein shall be binding upon Debtor, its successors and assigns and shall inure to the benefit of Secured Party, its successors and assigns.

          10. In the event any provision of this Agreement is deemed unenforceable in part by a court of competent jurisdiction, said provision shall be modified by the court so as to make it enforceable. Provisions deemed entirely unenforceable by such a court shall be severed and the remainder of the Agreement shall remain in full force and effect.

          11. Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when sent by overnight courier or registered mail, postage prepaid addressed if to Debtor, at 50 Charles Lindbergh Blvd., Suite 500, Uniondale, New York 11553,
Attention: Lewis S. Ranieri, with a copy to Robert A. Perro or if to the Secured Party, to The Bank of New York, One Wall Street, New York, New York 10286,
Attention: Robert A. Tweed, Vice President, or in either case, to such address furnished by the appropriate party by notice given in accordance with this paragraph.

          12. Upon payment in full in cash of all the Obligations, this Agreement and the assignment of the remaining Collateral hereunder shall terminate and all notices delivered to the Secured Party pursuant to Paragraph 3 of this Agreement, and the Certificate of Deposit, the Pledged Account and the Pledged Instruments shall be returned to the Debtor.

          13. This Agreement contains the entire agreement between Debtor and Secured Party, with respect to its subject matter, and supersedes any and all prior agreements, arrangements or understandings between Debtor and Secured Party.

          14. All issues with respect to the construction of any Loan Document, and the rights and liabilities of the parties
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CUSIP NO. 894081 10 8                                         Page  85  of  87
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thereto shall be determined in accordance with the applicable provisions of the internal laws of the State of New York, without regard to the principles of conflicts of law.

          15. As used in this Security Agreement, the following terms are defined as follows:

          "Admitted Partner" means a Limited Partner admitted to the Partnership
           ----------------
after the Agreement Date.

          "Assignee Substituted Limited Partner" means (i) a Substituted Limited
           ------------------------------------
Partner that is an assignee of a Limited Partner listed on Schedule A hereto or
                                                           ----------
(ii) a Substituted Limited Partner that is an assignee of any Person that is an Assignee Substituted Limited Partner by virtue of any provision of this definition, including this subclause (ii).

          "Collateral" is defined in Section 1(a), hereof.
           ----------

          "Certificate of Deposit" means any certificate of deposit issued by
           ----------------------
The Bank of New York to the Debtor and substitutions therefor and modifications or extensions thereof.

          "Pledged Account" means the custody account, having account number
           ---------------
920046, of the Debtor held at The Bank of New York, and any other custody account from time to time designated by the Debtor in writing to the Bank.

          "Pledged Capital Commitment" means, at any time, whether now existing
           --------------------------
or hereafter arising, to the extent set forth in Schedule A, (i) the Unused
                                                 ----------
Capital Commitment obligation of the General Partner and of each Limited Partner of Debtor, (ii) the Unused Capital Commitment obligation of any Assignee Substituted Limited Partner in respect of a transferred Unused Capital Commitment, (iii) the Unused Capital Commitment obligation of any Admitted Partner and (iv) the obligation for any Unused Capital Commitment (or any part thereof) of any other Person(s) who may be obligated to the Debtor in respect of an Unused Capital Commitment (or any part thereof) (whether under and pursuant to the Borrower's Partnership Agreement or otherwise, and whether directly or indirectly, individually or jointly and severally, actually or contingently, or otherwise, and whether or not such obligation arose by Transfer or otherwise, and whether or not any such Transfer was a Permitted Partnership Transfer) and, in each case, their successors and assigns, including, the right of the Debtor to demand and receive payments from time to time from each such General Partner, Limited Partner, Assignee Substituted Limited Partner, and/or each such other Person in respect of its Unused Capital Commitment in order to perform the Debtor's obligations for any
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CUSIP NO. 894081 10 8                                         Page  86  of  87
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borrowing made by the Debtor in accordance with Sections 3.3.1(a) and 5.1.2 of the Borrower's Partnership Agreement.

          "Pledged Instrument" means each United States Treasury Security and
           ------------------
each other security or instrument which is deposited in or credited to the Pledged Account.

          "Schedule A" means, at any time, the Schedule A attached hereto as it
           ----------                          ----------
may be revised from time to time in connection with Permitted Partnership Transfers and Permitted Partnership Admissions.

          "Substituted Limited Partner" has the meaning ascribed to that term in
           ---------------------------
the Borrower's Partnership Agreement.

          "Unused Capital Commitment" has the meaning ascribed to that term in
           -------------------------
Section 3.3.4 of the Borrower's Partnership Agreement.
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CUSIP NO. 894081 10 8                                          Page  87  of  87
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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                    HYPERION PARTNERS II L.P.,
                                    a Delaware limited partnership

                                        By:  Hyperion Ventures II L.P.
                                             Its General Partner

                                        By:  Hyperion Funding II Corp.
                                             Its General Partner

                                        By:  ______________________________
                                             Name:  Scott A. Shay
                                             Title: Executive Vice
                                                      President

                                   HYPERION VENTURES II L.P., agreeing with respect to Section 4(d) only

                                        By:  Hyperion Funding II Corp.
                                             Its General Partner

                                        By:  ______________________________
                                             Name:  Scott A. Shay
                                             Title: Executive Vice
                                                      President

                                  THE BANK OF NEW YORK

                                        By:  ______________________________
                                        Name:   Robert A. Tweed
                                        Title:  Vice President